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                                                                   EXHIBIT 23.4



                        CONSENT OF MR. JAMES H. FRANK

     Pursuant to Section 230.438 of Regulation C promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to his being named in the Prospectus which forms a part of the Registration Statement on Form S-4 relating to the acquisition (the "Acquisition") of Shipman Bancorp, Inc. by Carlinville National Bank Shares, Inc. (the "Company") as a person who is to become a director of the Company following the Company's consummation of the Acquisition.






                                                    /s/ James H. Frank
                                                   -----------------------
                                                    James H. Frank



July 31, 1998
Shipman, Illionis